SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2002

Align Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-32259	94-3267295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

821 Martin Avenue
Santa Clara, California    95050
(Address of principal executive offices including zip code)

(408) 470-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

On November 14, 2002, Align Technology, Inc. (the "Company") signed a definitive Stock Purchase Agreement with certain investors to sell to such investors 9,578,943 shares of the Company's Common Stock, par value $0.0001 per share, at a per share purchase price of $1.90, for an aggregate sales price of $18,199,991.70 (the "Financing"). The closing of the Financing occurred on November 20, 2002. The Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 4.1, more fully describes the terms and conditions of the Financing. The Company has agreed to register the shares of Common Stock being purchased in the Financing for resale after one year from the closing of the Financing.

On November 15, 2002, the Company issued a press release relating to the signing of the Stock Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable.

(b) Not applicable.

(c) Exhibits The following documents are filed as exhibits to this report:

NUMBER	DESCRIPTION
4.1	Stock Purchase Agreement, dated as of November 14, 2002, by and among Align Technology, Inc. and the Investors listed on Exhibit A thereto.
99.1	Press Release dated November 15, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALIGN TECHNOLOGY, INC. a Delaware corporation

Date: November 20, 2002	By: /s/ Roger E. George Roger E. George Vice President, Legal Affairs and General Counsel

EXHIBIT INDEX

NUMBER	DESCRIPTION
4.1	Stock Purchase Agreement, dated as of November 14, 2002, by and among Align Technology, Inc. and the Investors listed on Exhibit A thereto.
99.1	Press Release dated November 15, 2002.